UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2006

GLOBAL INDUSTRIES, LTD.
Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Global Drive	70665
P.O. Box 442, Sulphur, LA	70664-0442
(Address of Principal Executive Offices)	(Zip Code)

 Registrant's Telephone Number, including Area Code:  (337) 583-5000

        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Principal Officers; Election of Directors;
                        Appointment of Principal Officers.

            On February 16, 2006, Global Industries, Ltd. (the "Company") issued a press release announcing that John A. Clerico and Larry E. Farmer have been elected to the Company's Board of Directors effective February 15, 2006.    Mr. Clerico has been appointed Chairman of the Finance Committee, and Mr. Farmer has been designated as a member of the Finance Committee.

            A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated by reference into this Item 5.02.

Item 9.01        FINANCIAL STATEMENTS AND EXHIBITS

             (a)        Financial statements of businesses acquired.

                         Not applicable.

(b)         Pro forma financial information.

  Not applicable.

            (c)          Exhibits.

   99.1     Global Industries, Ltd. press release dated February 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.

Date:    February 17, 2006                    By:    /s/ PETER S. ATKINSON
                                                                    Name: Peter S. Atkinson
                                                                    Title: President and Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number                       Exhibit Description

99.1                             Global Industries, Ltd. press release dated February 16, 2006.

                                                                                                                           Exhibit 99.1

PRESS RELEASE                                                                                 For Immediate Release
                Contact: William Doré Jr.
                Tel: 281.529.7979

 Global Industries, Ltd. Elects John A. Clerico and Larry E. Farmer to the Board of Directors

 Carlyss, Louisiana, (February 16 2006) Global Industries, Ltd. (NASDAQ: GLBL) announced today that John A. Clerico, Chairman of ChartMark Investments, Inc., and Larry E. Farmer, retired CEO of Halliburton Brown & Root Limited have been elected to the Board of Directors of the Company. Messrs. Clerico and Farmer were elected to the Board on February 15, 2006.

Mr. Clerico served as Executive Vice President and Chief Financial Officer of Praxair, Inc. since its spin-off from Union Carbide Corp. in 1992 until his retirement in 2000. Mr. Clerico also had responsibility for Praxair's business operations in Europe and South America. Prior to the creation of Praxair, he was Treasurer and Chief Financial Officer of Union Carbide from 1984 to 1992. Mr. Clerico previously served as a financial officer with Conoco, Inc. and Phillips Petroleum Co. in a series of domestic and international assignments from 1965 to 1983.

Mr. Clerico today is a registered investment advisor and founded ChartMark Investments, Inc. in Tulsa, Oklahoma in 2001 where he has been its Chairman since inception. He serves on the Boards of Directors of Community Health Systems and Educational Development Corp. He is also a member of the Board of Trustees of the Oklahoma State University Foundation and chairs its Investment Committee.

Mr. Clerico is a 1964 graduate of Oklahoma State University.

Mr. Farmer retired from Halliburton on December 31, 2001 after holding numerous positions since joining the engineering and construction company Brown & Root in 1976. During the period 2000 to 2001, Mr. Farmer was CEO of the newly combined British company, Halliburton Brown & Root Limited. He was responsible for coordination, but not operations, of Halliburton business units operating in the United Kingdom and parts of Europe and Africa. From 1990 to 2000 Mr. Farmer was President of Brown & Root Energy Services, the offshore platform, pipeline and subsea engineering and construction unit of Halliburton Company. Since his retirement, Mr. Farmer has assisted various companies in areas of management and strategy and is a director of two British companies, Invensys plc and Digital Steps Limited.

Mr. Farmer holds university degrees, Bachelor of Science in Civil Engineering from The University of Missouri-Rolla (formerly the Missouri School of Mines) 1961, Master of Science of Civil Engineering 1964 and Doctor of Philosophy in Civil Engineering 1965 from The University of Texas-Austin. He is a registered professional engineer.

Global Industries provides pipeline construction, platform installation and removal, and diving services to the oil and gas industry in the deepwater and shallow-water areas of the Gulf of Mexico, West Africa, Asia Pacific, Middle East/India, South America, and Mexico's Bay of Campeche. The company's shares are traded on the NASDAQ National Market System under the symbol "GLBL."

This press release contains forward-looking information based on current information and expectations of the Company that involve a number of risks, uncertainties and assumptions which are described in the Company's Annual Report on Form 10-K. Among the factors that could cause actual results to differ materially are: industry conditions, prices of crude oil and natural gas, the Company's ability to obtain and the timing of new projects, and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.